UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
_______________________________

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NuScale Power Corporation
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April 12, 2024
Fellow Stockholders:

You are cordially invited to attend the 2024 Annual Meeting of NuScale Power Corporation (“NuScale”) Stockholders on Friday, May 24, 2024, at 2:00 p.m. Pacific Time. This will be a virtual meeting, meaning that attendance at the Annual Meeting will solely be by means of remote communication via the internet at www.virtualshareholdermeeting.com/SMR2024. There will be no physical location at which stockholders may attend the meeting. We encourage you to access the Annual Meeting prior to the start time to allow ample time for online check-in. The website will be open for check-in beginning at 1:30 p.m. Pacific Time on the date of the Annual Meeting.

All NuScale stockholders of record at the close of business on March 27, 2024, will be able to vote and participate in the meeting by remote communication. Any person who was not a stockholder as of the record date may attend the Annual Meeting as an observer but will not be able to vote or ask questions. We encourage you to attend the Annual Meeting, but it is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask you to vote by telephone, mail or over the Internet as soon as possible.

You may attend the Annual Meeting and cast your vote at www.proxyvote.com. Have your 16-digit “Control Number” available and then follow the instructions. The Control Number is a 16-digit number that you can find in the Notice of Internet Availability (if you received proxy materials via electronic delivery), proxy card (if you are a stockholder of record who received proxy materials by mail) or voting instruction form (if you are a beneficial owner who received proxy materials by mail). Beneficial owners who do not have a control number should follow the instructions provided on the voting instruction card or otherwise provided by your bank, broker or other nominee.

Along with the other members of your Board of Directors, we look forward to you joining us virtually at this year’s meeting. On behalf of the Board of Directors and our leadership team, I would like to express our appreciation for your continued interest in NuScale’s business.

Sincerely,

John L. Hopkins
Chief Executive Officer

NuScale Power Corporation
1100 NE Circle Blvd., Suite 200
Corvallis, OR 97330

Notice of Annual Meeting of Stockholders
Friday, May 24, 2024
2:00 p.m. Pacific Time
www.virtualshareholdermeeting.com/SMR2024

The principal business of the Annual Meeting will be to:
1.Elect nine directors to serve until the next annual meeting or until a successor is duly elected and qualified or until his or her earlier death, resignation or removal;
2.Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
3.Transact any other business as may properly come before the meeting or any adjournment or postponement thereof.
You can vote at the Annual Meeting by proxy if you were a stockholder of record at the close of business on March 27, 2024. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.
We are electronically disseminating Annual Meeting materials to our stockholders, as permitted under the “Notice and Access” rules approved by the Securities and Exchange Commission. Stockholders who have not opted out of electronic Notice and Access will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access Annual Meeting materials via the Internet. The Notice also provides instructions on how to obtain paper copies if preferred.

By Order of the Board of Directors

Robert K. Temple
General Counsel & Secretary

Corvallis, Oregon
April 12, 2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 24, 2024. The Notice of Annual Meeting, Proxy Statement and our 2023 Annual Report to Stockholders are available electronically at www.nuscalepower.com.
Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2023, on the website of the Securities and Exchange Commission (SEC) at www.SEC.gov, or under “SEC Filings” in the “Investor” section of our website at www.nuscalepower.com. You may also obtain a printed copy of our Annual Report on Form 10-K free of charge by sending a written request to: Corporate Secretary, NuScale Power Corporation, 1100 NE Circle Blvd., Suite 200, Corvallis, OR 97330. Exhibits to the Annual Report on Form 10-K will be provided upon written request and payment of an appropriate processing fee. Information not contained in this Proxy Statement or expressly incorporated by reference is not incorporated by reference into this Proxy Statement and should not be considered part of this proxy statement or any other filing we make with the SEC.

Cautionary Note Regarding Forward Looking Statements
This proxy statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding mandates, expectations, beliefs, business plans and other statements that are not historical in nature. These statements are made on the basis of the Company’s views and assumptions regarding future events and business performance and plans as of the time the statements are made. The Company does not undertake any obligation to update these statements unless required by applicable laws or regulations and you should not place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or implied. Such differences may result from actions taken by the Company, including restructuring or strategic initiatives or other business decisions, as well as from developments beyond the Company’s control, including: deterioration in domestic and global economic conditions, including heightened inflation, capital market volatility, interest rate and currency rate fluctuations and economic slowdown or recession; deterioration in or pressures from competitive conditions; consumer preferences and acceptance of our products and services; health concerns and their impact on our businesses; international, regulatory, political or military developments; technological developments; labor markets and activities; adverse weather conditions or natural disasters; and legal or regulatory changes. Such developments may further affect commercial nuclear and energy businesses generally and may, among other things, affect (or further affect, as applicable): our operations, business plans or profitability; and demand for our products and services.
Additional factors are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, under the captions “Risk Factors,” “Management’s Discussion and Analysis” and “Business,” and subsequent filings with the Securities and Exchange Commission (“SEC”), including, among others, quarterly reports on Form 10-Q.

    NUSCALE POWER CORPORATION | 2024 PROXY STATEMENT

    NUSCALE POWER CORPORATION | 2024 PROXY STATEMENT

NUSCALE POWER CORPORATION PROXY STATEMENT
NuScale Power Corporation, a Delaware corporation (“NuScale”, the “Company” or “we”), is furnishing this proxy statement, the accompanying 2023 Annual Report on Form 10-K, the Notice of Annual Meeting and the proxy card to the stockholders of NuScale in connection with our solicitation of proxies for use at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will occur virtually through an audio webcast, accessible at www.virtualshareholdermeeting.com/SMR2024, on Friday, May 24, 2024, at 2:00 p.m. Pacific Time. On or about April 12, 2024, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our 2023 Annual Report on Form 10-K. The Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

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DIRECTOR NOMINEES
Our directors bring a balanced mix of skills, qualifications and experience and we believe their diverse backgrounds contribute to an effective and well-balanced board of directors. References throughout this proxy statement to the “Board” refer to the board of managers of NuScale Power, LLC (“NuScale LLC”) before completion of the merger transactions (the “Transactions”) on May 2, 2022, between Spring Valley Acquisition Corp. (“Spring Valley”) (NuScale’s predecessor entity), Spring Valley Merger Sub, LLC and NuScale LLC, and to the Board of Directors of NuScale Power Corporation after completion the Transactions.

DIRECTOR SKILLS MATRIX
Attributes and Experience	Alan Boeckmann	James Breuer	Bum-Jin Chung	Alvin Collins	Shinji Fujino	James Hackett	John Hopkins	Kent Kresa	Kimberly Warnica	Total
Independent										5/9
New Director in last year										3/9
Director on other Boards(1)										3/9
CEO of a Public Company							(2)			4/9
Financial / Accounting Knowledge										6/9
Organization Governance / Compliance										6/9
Nuclear Experience										3/9
Legal										1/9
Corporate Development / Governance										5/9
Risk Management										5/9
Regulatory Matters & Governance										3/9
Strategic Planning & Focus										6/9
Cyber Risk Oversight Training										2/9
Engineering, Procurement & Construction (EPC)										4/9
Energy Industry Experience(3)										8/9
Diversity (nationality, gender, race or ethnicity)										5/9
(1) current director on other public company boards
(2) current CEO
(3) domestic and international experience
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Director Biographies
Alan L. Boeckmann has served on the Board since December 3, 2020. Previously, Mr. Boeckmann served as the Executive Chairman of Fluor Corporation, one of the world’s largest publicly traded engineering, procurement, fabrication, construction and maintenance companies, from May 2019 to May 2022, non-executive Chairman of Fluor Corporation from 2011 until his retirement from that position in 2012, and Chairman and Chief Executive Officer of Fluor Corporation from February 2002 until his retirement from that position in 2011. Mr. Boeckmann joined Fluor Corporation in 1979 with previous service from 1974 to 1977 and held various positions at Fluor Corporation. Mr. Boeckmann’s experience as former Chairman and Chief Executive Officer of Fluor Corporation, along with his 36 years of experience with Fluor Corporation, give him a deep knowledge of large-scale engineering, procurement and construction (“EPC”) and the opportunities, challenges and operations that NuScale will face. Additionally, his service as a director on other public company boards, namely Sempra Energy, British Petroleum and Archer Daniels Midland, allows him to bring a diverse knowledge of strategy, finance and operations to our Board. Mr. Boeckmann graduated from the University of Arizona, with a degree in electrical engineering.
James R. Breuer has served on the Board since December 2023. Mr. Breuer has served as Group President of Fluor Corporation’s Energy Solutions business since 2021, responsible for global operations and business development in the energy and chemicals markets, including a special focus on the energy transition. These markets include energy production, fuels, refining, liquefied natural gas, chemicals and nuclear project services. Before this role, from 2020-2021, Mr. Breuer served as President of the Downstream business line within Fluor Corporation’s Energy & Chemicals business group. He was also Fluor Corporation’s Vice President and General Manager for Mining and Metals in the South America region from 2017 through 2019. He has 30 years of experience in the EPC industry across a variety of markets including downstream, upstream, petrochemicals, mining and power. Mr. Breuer started his career in Fluor Corporation’s construction organization on mining and downstream projects. He subsequently took on progressive roles in project engineering, project management and operations in various locations and industry sectors. He has held project and operational roles in the United States, Europe and Latin America. Mr. Breuer holds a Bachelor of Science degree in civil engineering from the University of Illinois at Urbana-Champaign, a Master of Science degree and an Engineering degree in construction engineering and management from Stanford University as well as a Master of Business Administration degree from Cornell University.
Bum-Jin Chung has served on the Board since December 2022. Dr. Chung has been a Professor in the Nuclear Engineering Department of Kyung Hee University, Korea since March 2013. He received his Ph.D. in 1994 from Seoul National University, Korea on the topic of AP-600 containment cooling capability. He has worked for the Korean Ministry of Science and Technology (1995-2002) and studied at the University of Manchester, U.K (1999-2001). He has previously been a Professor of the Nuclear and Energy Engineering Department of Jeju National University, Korea (2002-2013) and he has led the nuclear research and development division at the National Research Foundation of Korea (2012-2013). Dr. Chung was appointed to the Energy Committee at the Korean Ministry of Commerce, Industry and Energy in September 2022 after previously being a member of the Electricity Policy Review Committee since
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September 2016. In addition, he was vice president of the Korean Nuclear Society (“KNS”) from 2017 to 2022. Dr. Chung has been an active member of the following Korean governmental committees: Nuclear Safety Expert Committee of the Ministry of Education, Science and Technology (“MEST”); Policy Advisory Committee of MEST; Presidential Mission Evaluation Committee of MEST; and the Electricity Demand and Supply Planning Committee of the Ministry of Knowledge and Economy. He has participated in international expert meetings organized by the International Atomic Energy Agency and the Organization for Economic Cooperation and Development. He is a member of the editorial board of the KNS and the Korea Atomic Industry Forum. Dr. Chung’s technical expertise and deep knowledge of nuclear energy developments in Korea and internationally enable him to provide guidance on business strategy and power markets.
Alvin C. Collins, III has served on the Board since February 25, 2021, and has served as group president of corporate development and sustainability for Fluor Corporation since January 2021. Having joined Fluor Corporation in 1994, Mr. Collins has more than 26 years of experience in various business development, corporate planning, engineering, procurement, and construction management positions. Mr. Collins held various leadership positions for Fluor Corporation’s Energy & Chemicals business, including senior vice president of global operations from July 2020 to January 2021, senior vice president, energy & chemicals - Americas Region from November 2019 to June 2020, and, senior vice president of global business development from November 2019 to June 2020. He has also served as vice president of operations in Europe, Africa and the Middle East. In previous roles, Mr. Collins was based in Saudi Arabia serving as vice president of business development for the Middle East and Africa, as well as general manager of Fluor Arabia Limited. He has extensive domestic and international experience including assignments in the United States, the Netherlands, England, China and various project sites. Mr. Collins has supported Fluor Corporation projects and marketing activities across several industries including oil and gas production, refining, petrochemicals, chemicals, biofuels, polymers, life sciences, wastewater treatment, gasification and power generation / transmission / distribution. He attended the Thunderbird School of Global Management’s International Consortium program and graduated from Clemson University in 1994 with a B.S. in construction science and management. Mr. Collins was selected to serve on the Board based on his knowledge of NuScale, his strategic relationships with Fluor Corporation, and his extensive experience in global planning, and EPC management.
Shinji Fujino has served on the Board since December 2022. Mr. Fujino currently serves as a senior advisor at Unison Capital, Inc., a private equity fund. Since February 2023, he has also acted is a Researcher at Tokyo University of Agriculture and Technology and in December 2023 he co-founded Protein Immuno-Engineering Laboratories, Inc. and serves as the Chief Executive Officer. Prior to his role at Unison Capital, he was the managing executive officer and global head of equity finance group at the Japan Bank for International Cooperation (“JBIC”) from 2016 to 2021, where he oversaw investing abroad, including in energy sectors such as renewables, hydrogen fuels, power batteries, natural gas facilities etc. and JBIC’s investment in NuScale through Japan NuScale Innovation, LLC. Mr. Fujino entered the Ministry of Economy, Trade and Industry (“METI”) of the Government of Japan in 1987. He has worked on a wide range of policy areas, particularly energy policy, industrial policies, and international affairs in METI and other governmental agencies. Between 1995 and 1997, he worked with the Organization for Economic Co-operation and Development in Paris to promote modern biotechnologies. From 2008 to 2012, he worked with the
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International Energy Agency in Paris. As the Head of the Country Studies Division, he led energy policy reviews of its member states in developed economies and analyzed their energy mixes including fossil fuels, renewables, and nuclear. From 2012 to 2016, he worked in the Japan Oil, Gas and Metals National Corporation, a governmental agency under METI which supports Japanese industries in developing oil, gas and metal resources abroad, at which he was Director General of Business Strategy Department in oil and gas sectors, and later Executive Director, Member of the Board. Mr. Fujino is qualified to serve on the Board based on his financial expertise in and understanding of the energy industry.
James T. Hackett has served on the Board since November 2021 and as its non-executive chair since December 2021. Mr. Hackett currently also serves as the non-executive chairman of SLB Corporation (formerly known as Schlumberger). Mr. Hackett also serves as a director of Fluor Corporation, a role he has held since 2016 (and previously held from 2001 to 2015). Mr. Hackett has served as the President of Tessellation Services, LLC, a privately held consulting services firm, since 2013. Mr. Hackett previously was Executive Chairman of Alta Mesa Resources, Inc. from 2018 to 2020 and a Partner and Senior Advisor of Riverstone Holdings LLC, an energy and power focused private investment firm, from 2013 to 2020. He has served as Chairman and CEO of several global energy companies, including Anadarko Petroleum Corporation. . Mr. Hackett is a director of Enterprise Products Holdings LLC. Mr. Hackett holds a B.S. from the University of Illinois, and an M.B.A. and Master in Theology from Harvard University. Mr. Hackett serves on the humanities and MBA faculties at Rice University and on the undergraduate liberal arts and M.B.A. faculties at the University of Texas at Austin. Mr. Hackett has extensive knowledge of the global energy industry, including having responsibility for the nuclear engineering consulting business in his role as President of the Energy Services Division at Duke Energy and being Chairman of Talen Energy, LLC., the operator of two Susquehanna, Pennsylvania nuclear plants. His several decades of executive experience, as well as his experience serving on other public company boards, namely Alta Mesa Resources, NOV, Inc., Enterprise Holdings, LLC and SLB, and as a former Chairman of the Board of the Federal Reserve Bank of Dallas, enable him to provide respected guidance on business strategy and financial matters, as well as perspective about power markets.
John L. Hopkins has served as NuScale’s chief executive officer and on its Board since December 2012, and he served as its executive chair from December 2012 to December 2021. Before that, Mr. Hopkins was employed by Fluor Corporation. Mr. Hopkins started his career at Fluor Corporation in 1989, held numerous leadership positions in both global operations and business development, and served as a corporate officer from 1999 until 2012. Mr. Hopkins is active in a variety of professional and business organizations, and currently serves on the Executive Committee, Audit Committee and Compensation Committee of the United States Chamber of Commerce, Washington, D.C.; he was formerly the Chairman of the Board and Chairman of the Executive Committee. Mr. Hopkins served with the U.S. Department of Energy’s (“DOE”) Nuclear Energy Advisory Committee from 2019 to 2020 and is currently a member of the Nuclear Energy Institute Executive Committee and Energy Task Force Member, Atlantic Council and the Group of Vienna. He was a senior energy policy advisor of I Squared Capital, New York. He has also served as the senior executive member of both the Fluor Netherlands and Fluor United Kingdom board of directors; chairman of the board for Savannah River Nuclear Solutions, LLC; and as a director of the Business Council for International Understanding. Mr. Hopkins is qualified to serve as a director based on his knowledge of
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NuScale and its operations, his strategic relationships with NuScale partners, and his extensive experience in management, with the nuclear industry, and with engineering and construction. Mr. Hopkins graduated with a B.B.A. from the University of Texas, Austin, and has completed several advanced management programs.
Kent Kresa has served on the Board since August 2019. Since 2014, Mr. Kresa has served on the public company board of MannKind Corporation, where he is chair of the Organization and Compensation Committee and is a member of the Nominating and Corporate Governance Committee and was previously Chairman. Mr. Kresa also serves as Chairman and Director of Quantum Digital Solutions Corporation and a Director of Systems & Technology Research Corporation, both private for-profit organizations. He is also a Trustee and Chairman Emeritus of the California Institute of Technology, Past Chief Executive Officer, President and Chairman of Northrop Grumman Corporation (he retired from this position in 2003), Past Chairman and Director of General Motors Corporation, Past Director of Fluor Corporation and Past Chairman and Director of Avery Dennison Corporation. Mr. Kresa served as Chairman of the Audit Committee while serving as a Director of General Motors Corporation and Fluor Corporation. He holds a Bachelor of Science and Master of Science in aeronautics and astronautics, and an Engineer in Aeronautics and Astronautics degree, from the Massachusetts Institute of Technology. Mr. Kresa was selected to serve on the Board based on his significant financial and accounting expertise, and based on his experience as a director on other public and private company boards.
Kimberly O. Warnica has served on the Board since May 2022. Ms. Warnica joined Marathon Oil Corporation in January 2021, and currently serves as executive vice president, general counsel and secretary, responsible for the compliance, corporate communications, government relations and legal functions. She was executive vice president, general counsel, chief compliance officer and secretary at Alta Mesa Resources, Inc. from 2018 to 2020, leading the compliance, human resources, facilities, contract administration, corporate communications and legal departments. Prior to joining Alta Mesa, Ms. Warnica served in several leadership positions at Marathon Oil and Freeport-McMoRan Oil & Gas (formerly Plains Exploration and Production Company). She started her career at a national law firm, Andrews Kurth LLP (now known as Hunton Andrews Kurth LLP). Ms. Warnica holds a Bachelor of Science degree from Texas A&M University as well as a Juris Doctor from the University of Texas School of Law. With over 25 years of experience in the energy industry, Ms. Warnica has a deep understanding of the sector and broad leadership experience in strategy, finance, risk management, regulatory matters and governance, making her well suited to serve as a member of the Board.
Our directors are elected on an annual basis for a one-year term by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote, voting together as a single class. Newly created directorships or any vacancy on the Board may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum. Each of our directors holds office until the next annual meeting of stockholders and until his or her successor has been elected or appointed and qualified, subject to his or her earlier resignation, removal or death.
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Board and Committee Composition
The following table shows the current chairs and membership of each committee, and the independence status of each director, as determined under the applicable rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) and the listing requirements and rules of the New York Stock Exchange (“NYSE”).

Director	Independent	Audit Committee	Organization and Compensation Committee	Nominating and Governance Committee	Executive Committee
Alan Boeckmann
James Breuer
Bum-Jin Chung
Alvin C. Collins, III				Chair
Shinji Fujino
James T. Hackett (Chair)			Chair		Chair
John Hopkins
Kent Kresa		Chair*
Christopher Sorrells
Kimberly O. Warnica
*Audit Committee financial expert.

Meeting Attendance
During the fiscal year ended December 31, 2023, the Board met a total of six times, and the various committees of the Board met a total of 17 times. Each director attended 100% of the total number of meetings of the Board and the committees of the Board on which such director served. The Board has adopted a policy under which each member of the Board is strongly encouraged but not required to attend each annual meeting of our stockholders.
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CORPORATE GOVERNANCE
Notable features of NuScale’s corporate governance structure include:
•independent director representation on the Audit Committee;
•independent directors meet regularly in executive sessions without the presence of NuScale’s corporate officers or non-independent directors;
•at least one of NuScale’s directors will qualify as an “audit committee financial expert” as defined by the SEC; and
•other corporate governance best practices such as implementing a robust director education program.
Independence of the Board of Directors
The NYSE rules generally require that independent directors must comprise a majority of a listed company’s board of directors. As a controlled company, we are exempt from such requirements. Based upon information requested from and provided by each of our directors concerning his or her background, employment and affiliations, including family relationships, we have determined that Messrs. Kresa, Hackett, Fujino, and Chung, and Ms. Warnica are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE.
Role of Board in Risk Oversight
The Board has extensive involvement in the oversight of risk management related to NuScale and its business and accomplishes this oversight through the regular reporting to the Board by the Audit Committee. The Audit Committee periodically reviews NuScale’s accounting, reporting and financial practices, including the integrity of its financial statements, the surveillance of administrative and financial controls, its compliance with legal and regulatory requirements, and cybersecurity-related matters. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the Audit Committee reviews and discusses all significant areas of NuScale’s business and summarizes for the Board key areas of financial risk and the appropriate mitigating factors. In addition, the Nomination and Governance Committee also has a role in reducing risk through the evaluation and choice of Board members who hold management accountable, oversees the firm’s integrity, charters and governance policies which guide the organization’s checks and balances, and approves delegations of authority. The Organization and Compensation Committee also has a role in risk management and mitigation by ensuring that the Company’s compensation philosophy and programs do not induce too much risk-taking by management and instead reward good stewardship of stockholder investments.
Board Committees
The standing committees of the Board include an Audit Committee, an Organization and Compensation Committee, a Nominating and Corporate Governance Committee, and an Executive Committee. The Board may from time to time establish other committees.
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Our president and Chief Executive Officer (“CEO”) and other executive officers regularly report to the non-executive directors and the Audit, Organization and Compensation, and Nominating and Governance Committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. We believe that the leadership structure of the Board provides appropriate risk oversight of NuScale’s activities in addition to the expertise from our controlling interests held by NuScale’s majority owner, Fluor Enterprises, Inc. and its affiliates including Fluor Corporation (“Fluor”), which is available to us, if needed.
Audit Committee
Our Audit Committee is composed of Messrs. Kresa (chair), Fujino, and Hackett, and Ms. Warnica. Each member of the Audit Committee is financially literate and qualifies as an independent director under the NYSE corporate governance standards and the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). Mr. Kresa qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of the NYSE.
The purpose of the Audit Committee is to prepare the audit committee report required by the SEC to be included in NuScale’s proxy statement and to assist the Board in overseeing and monitoring (1) the quality and integrity of the financial statements, (2) compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications, independence, and performance, and (4) the performance of our internal audit function. Among its other duties, the Audit Committee is charged with reviewing the adequacy and effectiveness of the Company’s internal controls, including computerized information system controls and cybersecurity. The Audit Committee also receives periodic reports on transactions with “related persons” under NuScale’s related person transaction policy and, if a new party or transaction is subject to the policy, determines whether or not to approve the transaction. There were seven meetings of the Audit Committee in 2023 and all members attended all meetings of that committee.
The Audit Committee has a written charter that is available on our website, www.nuscalepower.com. Information contained on or accessible through our website is not a part of this proxy statement.
Organization and Compensation Committee
Our Organization and Compensation Committee (“Compensation Committee”) is composed of Messrs. Hackett (chair), Boeckmann, Kresa and Breuer. The purpose of the Compensation Committee is to assist the Board in discharging its responsibilities relating to (1) setting our compensation program and the compensation of our executive officers and directors, (2) monitoring our incentive and equity-based compensation plans, and (3) if required, providing the Compensation Committee report required by SEC rules. Among its other responsibilities, the Compensation Committee oversees the Company's strategic employment and workplace policies, practices and outcomes, including those relating to equal employment opportunity, nondiscrimination, diversity in the workplace and environmental, health and safety policies. As discussed in the Director Compensation and Executive Compensation sections below, the Compensation Committee has retained a professional compensation consultant as its advisor. There were five meetings of the Organization and Compensation Committee in 2023, and all members attended all meetings of that committee.
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Our Compensation Committee has a written charter that is available on our website, www.nuscalepower.com. Information contained on or accessible through our website is not a part of this proxy statement.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is composed of Messrs. Collins (chair), Chung, Boeckmann, and Sorrells and Ms. Warnica. The purpose of the Nominating and Corporate Governance Committee is to assist the Board in discharging its responsibilities relating to (1) identifying individuals qualified to become new members of the Board, consistent with criteria approved by the Board, (2) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders, (3) identifying potential members qualified to fill vacancies on any Board committee and recommending that the Board appoint the identified member or members to the applicable committee, (4) reviewing and recommending to the Board corporate governance principles applicable to NuScale, (5) overseeing the evaluation of the Board and management and (6) handling such other matters that are specifically delegated to the committee by the Board from time to time, such as the 2023 delegations of authority to management. There were two meetings of the Nominating and Corporate Governance Committee in 2023 and all members attended all meetings of that committee.
Our Nominating and Corporate Governance Committee has a written charter that is available on our website, www.nuscalepower.com. Information contained on or accessible through our website is not a part of this proxy statement. Pursuant to that charter, the Nominating and Corporate Governance Committee has developed and the Board has approved criteria to be considered in selecting nominees for Director. Candidates are selected for, among other things, their public company experience, their commercial acumen, and their satisfaction of criteria included in the rules of the NYSE and SEC regulations. NuScale is currently a controlled company, majority-owned by an affiliate of the Fluor Corporation. For future elections to the Board, while satisfying the foregoing director criteria serves as gating criteria for new candidates, the Nominating and Corporate Governance Committee has expressed a desire to consider diversity of race and sex in making future nominations to the NuScale Board. The Nominating and Corporate Governance Committee has not paid a consultant to assist it in identifying Board candidates. Aside from Mr. Breuer, who was recommended for appointment by Fluor, no stockholders have recommended candidates for appointment to the Company’s Board.
The Board understands the significant time commitment involved with serving on the Board and its committees. Under our Corporate Governance Guidelines, the Company’s Directors should limit their service as directors on public company boards and investment company boards to no more than four (including the Company's Board). Directors who are serving as executive officers of public companies may not serve on the boards of more than one other public company in addition to the Company’s Board. Directors must advise the Chair of the Governance Committee in advance of accepting an invitation to serve on another board. Based upon their current board commitments, all director nominees are currently in compliance with our Corporate Governance Guidelines regarding Director commitments. In determining to recommend each of the nominees for election at the annual meeting, the Governance Committee and
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the Board evaluated and concluded that each of the nominees has demonstrated that they have committed and will continue to be able to commit the appropriate time to fulfill their duties and effectively serve on our Board and its committees.
Executive Committee
The Board has established an Executive Committee, comprised of the Board Chairman, NuScale’s CEO, and the Chairs of the three standing committees: Audit, Organization and Compensation, and Nominating and Corporate Governance. Mr. Hackett, as Board Chairman and Chair of a standing committee, Mr. Hopkins, as NuScale’s CEO, and Messrs. Kresa and Collins, as Chairs of the remaining standing committees, are the current members of the Executive Committee. Mr. Hackett serves as Executive Committee Chair. There were three meetings of the Executive Committee in 2023 and all members attended all meetings of that committee. Should a meeting of the Executive Committee be called when the Board is not in session, the Executive Committee has all of the power and authority of the Board, subject to applicable laws, rules, regulations and listing standards of the NYSE.
Compensation Committee Interlocks and Insider Participation
The members of our Compensation Committee are listed above under the heading “Organization and Compensation Committee”. No member of the Compensation Committee was at any time during fiscal year 2023, or at any other time, one of our officers or employees. None of our executive officers has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any entity whose executive officers served as a director on our Board or member of our Compensation Committee.
Code of Business Conduct
We have a code of business conduct that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. A copy of the code of conduct is available on our website at www.nuscalepower.com. The code of business conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. Our Internet website address is provided as an inactive textual reference only. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics on our website. Information contained on or accessible through our website is not a part of this proxy statement.
Employee, Officer and Director Hedging
Our insider trading policy, which applies to all employees, officers and directors, prohibits transactions that hedge or offset decreases in the value of NuScale securities. Our insider trading policy and procedure govern the purchase and sale of NuScale securities by directors, officers and employees that are designed to promote compliance with insider trading laws, rules and regulations, and NYSE listing standards.

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Stockholder Communications to the Board of Directors
Stockholders who have questions or concerns should write to the attention of the Board of Directors, or a specific Board member, addressed to our Investor Relations Department at ir@nuscalepower.com. The Investor Relations Department will review the communication and direct it to the appropriate individuals if the matter is better addressed by management and provide a copy of the communication to the Chairman, if independent, or otherwise to the Lead Independent Director and, if appropriate, to the named Board member. Complaints must be directed to the attention of the Audit Committee (audit@nuscalepower.com) and addressed to NuScale’s Audit Compliance team who will forward the communication to the Audit Committee Chairman.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Fluor Enterprises, Inc.

Fluor Enterprises, Inc. is a related person of the Company, as defined by the securities regulations (a “Related Person”), by virtue of beneficially owning more than five percent of the issued and outstanding shares of Class A Common Stock. Since January 1, 2023, NuScale LLC has made payments totaling $36,475,762.85 to Fluor Enterprises, Inc. for various EPC and other services in support of NuScale LLC’s business activities, pursuant to an Amended and Restated Master Services Agreement, dated September 2, 2020. Since January 1, 2023, Fluor Enterprises, Inc. has made payments totaling $15,451,670.13 to NuScale LLC for engineering, design and other services pursuant to a Master Services Agreement, dated January 25, 2021.

Samsung C&T Corporation

Samsung C&T Corporation is a Related Person by virtue of beneficially owning more than five percent of the issued and outstanding shares of Class A Common Stock. Since January 1, 2023, NuScale LLC has received payments totaling $164,010.00 from Samsung C&T Corporation for software licensing and related configuration, training, and maintenance services pursuant to a Software Services Contract.

Doosan Enerbility Co. Ltd.

Doosan Enerbility Co. Ltd. (“Doosan”) is a Related Person by virtue of beneficially owning more than five percent of the issued and outstanding shares of Class A Common Stock during 2023. Since January 1, 2023, NuScale LLC has made payments totaling $34,364,018.24 to Doosan for services provided pursuant to the Master Services Agreement dated April 29, 2019, between Doosan and NuScale LLC.

Christine Thompson-Colbert

Christine Thompson-Colbert is a Related Person by virtue of being the spouse of Christopher Colbert, who served as an executive officer of the Company during the Company’s fiscal year ended December 31, 2023. On May 12, 2023, Mrs. Thompson-Colbert exchanged 75,585 NuScale LLC Class B Units and 75,585 shares of Class B Common Stock for 75,585 shares of Class A Common Stock pursuant to the provisions of the A&R NuScale LLC Agreement. For more information on exchange procedures and other aspects of the A&R NuScale LLC Agreement, see the discussion under the heading “A&R NuScale LLC Agreement” in Exhibit 4.5, “Description of Registrant’s Securities”, to the Company’s 2023 annual report on Form 10-K. Based on the closing price per share of Class A Common Stock on May 12, 2023 of $8.30, the Class A Common Stock issued to Mrs. Thompson-Colbert had an aggregate value of $627,355.50.
Tax Receivable Agreement
NuScale LLC and each of its direct or indirect (through subsidiaries that are classified as partnerships or disregarded entities for United States federal income tax purposes) subsidiaries that are classified as a partnership for United States federal income tax purposes have made an election under Section 754 of
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the Internal Revenue Code of 1986, as amended (the “Code”) for the 2023 taxable year, and such election will remain in effect for any future taxable year in which an exchange of NuScale LLC Class B Units for shares of NuScale Class A Common Stock (“Class A Common Stock”) under the Sixth Amended and Restated Limited Liability Company Agreement of NuScale LLC (the “A&R NuScale LLC Agreement”) occurs. For a description of the A&R NuScale LLC Agreement, see the discussion under the heading “A&R NuScale LLC Agreement” in Exhibit 4.5, “Description of Registrant’s Securities,” to the Company’s 2023 annual report on Form 10-K. Such elections are expected to result in increases to the tax basis of the assets of NuScale LLC at the time of any future exchange of NuScale LLC Class B Units for shares of Class A Common Stock under the A&R NuScale LLC Agreement. Such increases in the tax basis of the tangible and intangible assets of NuScale LLC, as well as other tax benefits, may reduce the amount of tax that NuScale would otherwise be required to pay in the future. Such increases in tax basis and other tax benefits may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets. The Internal Revenue Service may challenge all or part of the tax basis increase, other tax benefits, and associated increased deductions, and a court could sustain such a challenge.
In connection with the closing of the Transactions (the “Closing”), NuScale entered into the Tax Receivable Agreement with NuScale LLC, each of the TRA Holders (as defined in the Tax Receivable Agreement) party thereto, and Fluor, in its capacity as TRA Representative (as defined in the Tax Receivable Agreement). Pursuant to the Tax Receivable Agreement, NuScale must pay 85% of the net cash tax savings from certain tax benefits, if any, that it realizes (or in certain cases is deemed to realize) as a result of any increases in tax basis and other tax benefits resulting from any exchange by the TRA Holders of NuScale LLC Class B Units for shares of Class A Common Stock or cash in the future. NuScale’s obligations under the Tax Receivable Agreement accelerate upon a change in control and certain other termination events, as defined therein.
NuScale will benefit from the remaining 15% of cash tax savings, if any, that NuScale realizes as a result of such tax benefits. For purposes of the Tax Receivable Agreement, the cash tax savings will be computed by comparing NuScale’s actual income tax liability to the amount of such taxes that NuScale would have been required to pay had there been no increase to the tax basis of its assets as a result of the Transaction or the exchanges and had NuScale not entered into the Tax Receivable Agreement (calculated by making certain assumptions).
The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired, unless NuScale exercises its right to terminate the Tax Receivable Agreement for an amount based on the present value of the agreed payments remaining to be made under the agreement (as described in more detail below), there is a change of control (as described in more detail below) or NuScale breaches any of its material obligations under the Tax Receivable Agreement, in which case all obligations will generally be accelerated and due as if NuScale had exercised its right to terminate the Tax Receivable Agreement. Estimating the amount of payments that may be made under the Tax Receivable Agreement is by its nature imprecise, as the calculation depends on a variety of factors. The actual increase in tax basis of the assets of NuScale LLC, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon several factors, including:
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(1)the timing of exchanges of NuScale LLC Class B Units for shares of Class A Common Stock under the A&R NuScale LLC Agreement — for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the relevant NuScale LLC Class B Units at the time of each exchange;
(2)the price of Class A Common Stock at the time of the exchange — the increase in any tax deductions, as well as the tax basis increase in other assets or other tax benefits, is proportional to the price of Class A Common Stock at the time of the exchange;
(3)the extent to which such exchanges are taxable — if an exchange is not taxable for any reason, an increase in the tax basis of the assets of NuScale LLC (and thus increased deductions) may not be available as a result of such exchange; and
(4)the amount and timing of our income — we will be required to pay 85% of the cash tax savings, if any, as and when realized.
If NuScale does not have taxable income (determined without regard to the tax basis and other tax benefits that are subject to the Tax Receivable Agreement), NuScale will generally not be required (absent a change of control or other circumstances requiring an early termination payment) to make payments under the Tax Receivable Agreement for that taxable year because no cash tax savings will have been actually realized. However, any cash tax savings that do not result in realized benefits in a given tax year may generate tax attributes that may be utilized to generate benefits in future tax years. The utilization of such tax attributes will result in payments under the Tax Receivable Agreement.
We expect that future payments under the Tax Receivable Agreement in respect of subsequent exchanges of NuScale LLC Class B Units for shares of Class A Common Stock under the A&R NuScale LLC Agreement will be substantial. It is possible that future transactions or events could increase or decrease the actual cash tax savings realized and the corresponding payments under the Tax Receivable Agreement. There may be a material negative effect on NuScale’s liquidity if, as a result of timing discrepancies or otherwise, the payments under the Tax Receivable Agreement exceed the actual cash tax savings we realize in respect of the tax attributes subject to the Tax Receivable Agreement and/or distributions to NuScale by NuScale LLC are not sufficient to permit NuScale to make payments under the Tax Receivable Agreement after NuScale has paid its taxes. The payments under the Tax Receivable Agreement are not conditioned upon the TRA Holders’ continued ownership of NuScale or NuScale LLC. As of December 31, 2023, there have been 23,919,679 Class B units exchanged for shares of Class A common stock. Associated with these exchanged units we have calculated an implied TRA obligation of $60,347,000 as of December 31, 2023. However, given NuScale Corp's current tax situation we conclude the liability is not probable, and thus no liability related to projected obligations under the TRA has been recorded.
In addition, the Tax Receivable Agreement provides that upon a change of control, NuScale’s obligations under the Tax Receivable Agreement will accelerate as if NuScale had exercised its early termination right based on certain assumptions (as described below), including that NuScale would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to the Tax Receivable Agreement.
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Furthermore, NuScale may elect to terminate the Tax Receivable Agreement early by making an immediate payment equal to the present value of the anticipated future cash tax savings. In determining such anticipated future cash tax savings, the Tax Receivable Agreement includes several assumptions, including (1) that any NuScale LLC Class B Units that have not been exchanged are deemed exchanged for the market value of Class A Common Stock and the amount of cash that would have been transferred if the exchange had occurred at the time of termination, (2) NuScale will have sufficient taxable income in each future taxable year to fully utilize all relevant tax attributes subject to the Tax Receivable Agreement, (3) the tax rates for future years will be those specified in the law as in effect at the time of termination, and (4) certain non-amortizable, non-deductible assets are deemed disposed of within specified time periods. In addition, the present value of such anticipated future cash tax savings are discounted at a rate equal to the lesser of (i) 6.5% and (ii) LIBOR plus 400 basis points.
As a result of either an early termination or a change of control, NuScale could be required to make payments under the Tax Receivable Agreement that exceed our actual cash tax savings. Consequently, our obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control. There can be no assurance that we will be able to finance our obligations under the Tax Receivable Agreement.
Finally, because NuScale is a holding company with no operations of its own, its ability to make payments under the Tax Receivable Agreement depends on the ability of NuScale LLC to make distributions to it. To the extent that NuScale is unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid, which could negatively impact NuScale’s results of operations and could also affect its liquidity in periods in which such payments are made.
Indemnification Agreements with Officers and Directors and Directors’ and Officers’ Liability Insurance
NuScale has entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements and our certificate of incorporation and Bylaws require that NuScale indemnify its directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, NuScale’s Bylaws also require us to advance expenses incurred by our directors and officers. NuScale also maintains a general liability insurance policy, which covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.
Registration Rights Agreement
Simultaneously with the Closing, NuScale and certain NuScale and NuScale LLC securityholders, including Fluor Enterprises, Inc. and Samsung C&T Corporation (the “RRA Related Persons”) entered into a Registration Rights Agreement covering approximately 193.3 million shares of Class A Common Stock (the “Registration Rights Agreement”), pursuant to which the securityholders have demand, shelf and piggyback registration rights. We registered all of the registrable securities on a registration statement on Form S-1, effective June 30, 2022, as amended by Post-Effective Amendment No. 1, to Form S-1, effective March 23, 2023, and Post-Effective Amendment No. 2 to Form S-1 on Form S-3, effective
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June 2, 2023. Underwriting discounts and selling commissions for sales pursuant to the registration statement will be borne by the securityholders. The Registration Rights Agreement contains customary cross-indemnification provisions under which NuScale must indemnify holders of registrable securities for material misstatements or omissions in the registration statement attributable to NuScale, and holders of registrable securities must indemnify NuScale for material misstatements or omissions attributable to them. The securities will cease to be registrable securities when the securities shall have been disposed of in accordance with the registration statement; when the securities shall have been otherwise transferred and are no longer subject to resale restrictions; when the securities cease to be outstanding; or following the third anniversary of the Closing, when the securities may be sold without registration pursuant to Rule 144 under the Securities Act without the requirement to comply with any limitations. Depending on the Company’s share price and the number of registered shares sold by an RRA Related Person, each RRA Related Person could receive more than $120,000 from such sales, but it is not possible to estimate such amounts.
Policies and Procedures for Related Person Transactions
NuScale has adopted a written related person transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions.
A “Related Person Transaction” is defined (consistent with SEC and NYSE listing standards) as a transaction, arrangement or relationship in which NuScale or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. Transactions involving compensation for services provided to NuScale or any of its subsidiaries as an employee or director will be pre-approved under this policy if such arrangements meet certain requirements specified in the policy. A “related person” means:
•any person who is, or at any time during the applicable period was, one of NuScale’s executive officers or one of NuScale’s directors or a nominee for director;
•any person who is the beneficial owner of more than five percent of any class or series of its voting stock; and
•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than five percent of its voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than five percent of its voting stock.
NuScale has policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the Audit Committee has the responsibility to review related person transactions.
Under the related person transaction policy, the related person in question (or if the related person is an immediate family member of a director or executive officer, the director or executive officer) will be
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required to present information regarding the proposed related person transaction to NuScale’s Chief Compliance Officer. The Chief Compliance Officer, in consultation with the General Counsel, will evaluate the information and if the Chief Compliance Officer determines that the proposed transaction would constitute a related person transaction, the Chief Compliance Officer will report the Related Person Transaction and provide a summary of all material facts to the Audit Committee for review. To identify related person transactions in advance, NuScale expects to rely on information supplied by its executive officers, directors and certain significant stockholders. In considering related person transactions, the Audit Committee is expected to consider the relevant available facts and circumstances, which may include:
•the related person’s interest in the transaction;
•the approximate dollar value of the amount involved in the transaction, particularly as it relates to the related person;
•whether the transaction was initiated by NuScale or the related person;
•whether the transaction was undertaken in the ordinary course of business of NuScale;
•whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to NuScale than terms that could have been reached with an unrelated third party;
•the purpose of, and the potential benefits to NuScale of, the transaction; and
•any other information regarding the transaction or the related person that would be material to investors in light of the circumstances of the particular transaction.
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DIRECTOR AND EXECUTIVE COMPENSATION

Our compensation policies and philosophies are designed to:
•attract, retain and motivate senior management leaders who are capable of advancing NuScale’s mission and strategy and, ultimately, creating and maintaining its long-term equity value. Such leaders must engage in a collaborative approach and possess the ability to execute its business strategy in an industry characterized by competitiveness and growth;
•reward senior management in a manner aligned with NuScale’s financial and other performance measures;
•align senior management’s interests with equity owners’ long-term interests through equity participation and ownership; and
•not incentivize imprudent risk-taking.
Decisions with respect to the compensation of NuScale’s executive officers, including its named executive officers, are made by the Compensation Committee of our Board. The terms of each named executive officer’s employment agreement are described below under “Executive Employment Agreements.” The Compensation Committee relied on the same compensation consultant it used when determining director compensation, FW Cook, when reviewing the base pay and incentive plan for the Company’s executives. The consultant recommended that the Company adopt a compensation program targeted at the median of industry peers, for both cash compensation (salary plus target bonus) and equity, which the Board adopted.
In addition to base salary and annual bonuses, we use stock-based awards to promote our interests by providing executives with the opportunity to acquire equity interests as an incentive for continuing employment with us and to align their interests with those of our equity holders.
We have a Stock Ownership and Anti-Hedging/Pledging Policy that requires non-employee directors and executive officers to acquire and hold sufficient shares of our common stock to meaningfully participate in the risks and rewards of ownership with NuScale stockholders, and that prohibit hedging, pledging and similar transactions that would minimize the risks of stock ownership. Non-employee directors and executive officers are required to acquire and retain the net after-tax shares received as compensation until accumulated holdings have a market value equal to a multiple of their base compensation, as indicated below.
•Non-employee directors    5x annual cash retainer
•CEO    5x base salary
•CFO and CEO Direct Reports     2x base salary
Compensation paid to management based on performance, including any award under NuScale’s 2022 Long-Term Incentive Plan (the “Long-Term Incentive Plan”), is subject to a recoupment (“clawback”) policy. In the event of a restatement of incorrect financial results, this policy will enable the Board or the Compensation Committee, if it determines appropriate and subject to applicable laws, to seek
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reimbursement from award recipients of any portion of an award that would not have been earned based on corrected financial results.
Director Compensation
Our non-employee directors, which are those individuals that are not employed by us or by Fluor, receive compensation for their services as directors and members of committees of the Board. Compensation for Board service includes an annual $80,000 cash retainer (or stock equivalent), payable quarterly in arrears; an additional annual cash retainer, payable quarterly in arrears, of $50,000 for the non-Executive Chair of the Board; and a $30,000 cash retainer for the Lead Independent Director if one is appointed separate from the non-Executive Chair of the Board. We do not require a Lead Independent Director at this time.
We also pay additional annual cash retainers, quarterly in arrears, for committee members as follows:

Committee	Member	Additional to Chair
Audit	$ 10,000	$ 12,500
Compensation	$ 7,500	$ 8,000
Nominating and Governance	$ 5,000	$ 6,500
In addition, the non-employee directors were each granted time-based Restricted Stock Unit (“RSU”) awards with a grant value equal to $110,000 annually, that vest quarterly over one year, and one-time RSU awards when they joined the Board with a grant value equal to $110,000, that vest quarterly over three years.
The Board relied on FW Cook, a compensation consultant selected through a competitive process, to help it develop the compensation plan described above. FW Cook was retained by the Company at the direction of the Organization & Compensation Committee. The Organization & Compensation Committee directs when the compensation consultant is engaged., Since the initial engagement the compensation consultant has been providing recommendations regarding executive compensation, the Company’s long-term incentive plan and Board compensation. In November 2021, FW Cook performed an analysis of 17 comparable peer companies when recommending the total cash and equity compensation adopted by the Board, which targeted total director compensation at about the 50th percentile.
In February 2023, FW Cook provided an updated review of total compensation for directors, referencing 18 comparable peer companies. FW Cook recommended that, to remain at the 50th percentile, and to remain competitive in retaining and attracting new Board members, the Company should increase its total director compensation by $30,000 annually. Effective May 2023, the Board adopted a resolution increasing only the annual equity-based compensation such that the non-employee directors will be annually granted time-based RSU awards with a grant value equal to $110,000, that vest quarterly over one year. The amount of cash compensation remains unchanged.
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Summary Director Compensation Table
The following table shows the total compensation paid, as well as the grant date fair value of all equity awards granted, during the fiscal year ended December 31, 2023, to each of our non-employee directors. Directors who are employed by us or Fluor are not compensated for their service on our Board.

Name	Fees Paid	Grant Date Fair Value of RSUs	Total
Alan L. Boeckmann	$ 92,500	$ 109,995	$ 202,495
Bum-Jin Chung	$ 66,667	$ 109,995	$ 176,662
Shinji Fujino	$ 66,667	$ 109,995	$ 176,662
James T. Hackett	$ 155,500	$ 109,995	$ 265,495
Kent Kresa	$ 110,000	$ 109,995	$ 219,995
Christopher Sorrells(1)	$ 85,000	$ 109,995	$ 194,995
Kimberly O. Warnica	$ 95,000	$ 109,995	$ 204,995
(1)    Mr. Sorrells' current term will expire in conjunction with the Annual Meeting.
Executive Compensation
This section provides an overview of NuScale’s compensation programs, including a description of the material factors necessary to understand the information disclosed in the summary compensation table below, and an overview of compensation arrangements that were effective in 2023. This discussion may contain forward-looking statements that are based on NuScale’s current plans, considerations, expectations and determinations regarding future compensation programs.
For the year ended December 31, 2023, our named executive officers (“NEOs”) were:
•John L. Hopkins    Chief Executive Officer (CEO) and President
•R. Ramsey Hamady    Chief Financial Officer
•Thomas Mundy*    President, VOYGR Services
*    Thomas Mundy’s employment with NuScale ended on January 5, 2024.
We believe that our success is driven by our employees, and that our employees will only be successful if they have leaders who provide strategic vision and direction. To attract talented leaders, we offer a balanced compensation package that includes competitive base pay and incentive compensation that rewards both short and long-term value creation.
Our compensation program includes the following pay delivery components:
•Base pay salary structure that is competitive in the labor markets and industries in which we operate;
•An incentive (cash bonus) program that rewards key employees based on annual results;
•An equity program that attracts, retains, and motivates longer-term excellence;
•A performance management system that links performance to desired outcomes; and
•A job evaluation system that focuses on external cost of labor, with a secondary review of internal equity.
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Base Pay
For executives, including our NEOs, we target base pay in the 50th percent of base of pay according to industry benchmarking studies with 50th percent being the midpoint of base compensation in the industry.
NuScale Professional Incentive Plan
We adopted the NuScale Professional Incentive Plan on January 1, 2015, to focus senior staff, managers and other personnel designated by our chief executive officer on critical success factors. Under the plan, eligible employees may earn an annual cash bonus equal to a percentage of their base pay if they achieve annual performance goals, which may include company performance measures and individual goals. We set target and maximum incentive payment amounts by job classification. Typically, plan participants are identified in the third quarter; company performance measures are proposed by our CEO and approved by our Compensation Committee, and individual performance measures are proposed by designated managers and approved by our CEO; and goals are fixed in the first quarter.
The Board approves goals for the NuScale Professional Incentive Plan annually and a short-term incentive bonus is paid based on the level of management’s achievement of those goals. The Board applies weight to each goal in proportion to its assessment of the importance of each goal to overall Company success. In 2022, the Board adopted seven new NuScale Professional Incentive Plan goals for management related to: Funding, Customer Acquisition, Securing New Contracts, Achievement of Development Milestones, Revenue, Spending, and Corporate Excellence. In February 2023, the Board assessed management’s performance against these 2022 incentive goals and determined that performance justified a payout at 126.4 percent of target, which was paid to bonus-eligible employees, including the NEOs, in March 2023. In 2023, the Board adopted ten NuScale Professional Incentive Plan goals for management related to: Funding, Customer Acquisition, Securing New Contracts, Achievement of Development and Delivery Milestones, Revenue, Spending, Investor Relations, Environmental Targets, and Social Attributes. In February 2024, the Board assessed management’s performance against these 2023 incentive goals and determined that performance justified a payout at 94.6 percent of target, which the Company paid to bonus-eligible employees, including the NEOs, in March 2024.
Long-Term Incentive Plan
Our executives, including our NEOs, are eligible for awards under the Long-Term Incentive Plan, and non-executives may also be eligible if approved by the Compensation Committee.
We expect the primary component of our NEOs’ total compensation will be equity-based compensation to tie total compensation to long-term stockholder value.
Historically as a public company, NuScale has granted 100% time-vested RSUs as our equity-based compensation vehicle. The Company’s long-term incentive plan also permits issuing option awards as part of our equity-based compensation. We believe RSUs align the long-term interests of management and stockholders and help efficiently manage overall stockholder dilution from stock awards. RSU grant amounts and vesting, whether for new hire or subsequent grants, are established by the Compensation Committee after receiving recommendations from the Senior Human Resources Officer and the CEO. The
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only employee RSUs currently granted vest over three years, and absent a change in control, vesting will not accelerate as a result of termination of employment. We anticipate that grants in future years may include performance shares and stock options in addition to RSUs.
For periodic grants, the Senior Human Resource Officer, the CEO and the Compensation Committee will consider a variety of factors, including the executive’s level of responsibility, past contributions to performance and expected contributions, and relative compensation of similarly situated leaders both within the company and in companies with whom we compete directly for talent.
Employee Benefits
We provide all of our employees, including our NEOs, broad-based employee benefits that are intended to attract and retain employees while providing them with health and welfare benefits, including medical, dental, vision, life and disability insurance coverage, and the ability for eligible participants to participate in our 401(k) plan.
Summary Executive Compensation Table
The following table shows information concerning the annual compensation for services provided to NuScale by our NEOs for the years ended December 31, 2022, and December 31, 2023.

Name and Position	Year	Salary ($)	Option awards ($)(1)	RSUs ($) (2)	Non-equity incentive plan compensation ($)(3)	One-time bonus ($)(4)	All other Compensation ($)	Total ($)
John L. Hopkins Chief Executive Officer	2023	600,000	—	1,219,789	425,700	—	34,731	2,280,220
	2022	600,000	—	1,576,472	568,800	450,000	15,355	3,210,627
R. Ramsey Hamady Chief Financial Officer	2023	144,231	—	1,350,000	57,149	75,000	9,499	1,635,879
	—	—	—	—	—	—	—	—
Thomas Mundy President, VOYGR	2023	417,806	—	827,193	168,587	—	46,276	1,459,862
	2022	396,411	—	1,000,000	197,584	304,200	13,115	2,321,264
(1)    The amounts in these columns represent the estimated aggregate grant-date fair value of option awards granted to each NEO, computed in accordance with GAAP. See NuScale’s Annual Report on Form 10-K, Critical Accounting Policies and Estimates, for our application of GAAP measures in our accounting.
(2)    These time-based RSUs represent the grant-date fair value and vest one-third annually from the date of grant.
(3)    Reflects the amounts earned in 2022 and 2023 under the NuScale Professional Incentive Plan.
(4)    A one-time bonus was granted to Messrs. Hopkins and Mundy in 2022 in connection with the consummation of the Transaction. Upon hire, Mr. Hamady was granted a one-time signing bonus.
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Outstanding Equity Awards at Fiscal Year-End
The following illustrates outstanding equity awards held by the NEOs as of December 31, 2023.

	Option Awards					RSUs
Name	Grant Date	Exercisable (#)	Unexercisable (#)	Option Exercise Price	Option Expiration Date	Number of Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested (1)
John L. Hopkins	2/28/23	—	—	$0.00	—	117,854	$ 387,740
	7/08/22	—	—	$0.00	—	98,039	$ 322,548
	3/31/21	238,150	21,650	$6.41	3/31/31	—	—
	2/14/18	1,329,136	—	$3.41	2/14/28	—	—
R. Ramsey Hamady	8/26/23	—	—	$0.00	—	230,769	$ 759,230
Thomas Mundy	3/31/21	174,961	3,976	$6.41	3/31/31	—	—
	2/14/18	244,627	—	$3.41	2/14/28	—	—
	2/19/16	173,200	—	$3.24	2/19/26	—	—
(1)    These amounts are determined by multiplying the number of shares that have not vested by the closing price ($3.29) of the Company's Class A common stock on December 29, 2023, the last trading day of the year.
Executive Employment Agreement, Executive Severance Policy and Executive Change in Control Plan
The employment agreement for Mr. Hopkins provides that if employment is terminated by us without “cause,” other than in connection with a change of control, the executive will be entitled to severance consisting of (i) a lump sum equal to three years’ base salary plus target bonus; (ii) a pro-rated portion of any annual bonus; (iii) continued medical, dental and vision coverage for up to 18 months; (iv) any equity-based compensation awards, other than performance-based equity awards, that are outstanding will continue to vest as if the executive was still employed; (v) any performance-based equity awards will, to the extent the performance criteria are met, be earned at 100% of target, pro-rated based on the number of months executive worked during the performance period; and (vi) all outstanding retention awards will fully vest. If employment is terminated by us without “cause” or by the executive for “good reason,” each in connection with a change in control, the executive will be entitled to receive severance consisting of (a) a lump-sum equal to three years’ base salary plus target bonus; (b) if the successor fails to assume the annual incentive plan, a pro-rated portion of any annual bonus; (c) continued medical, dental and vision coverage for up to 18 months; (d) reimbursement of outplacement services expenses incurred in the 12 months following termination up to $25,000; (e) the full vesting of any retention awards; and (f) the full vesting of all equity awards other than performance-based awards and, with respect to performance-based awards, vesting at 100% of target. Mr. Hopkins is the only NuScale executive with an individual employment contract.
In the employment agreement, (1) “cause” is defined as commission of any felony or any crime involving moral turpitude or dishonesty; participation in a fraud against NuScale or any of its affiliates; willful and material breach of the executive’s duties that has not been cured within 30 days after written notice from
    NUSCALE POWER CORPORATION | 2024 PROXY STATEMENT – Page 24

NuScale of such breach; intentional and material damage to NuScale’s or any of its affiliates’ property; material violation of any policy of NuScale or any of its affiliates or material breach by the executive of his Employee Proprietary Information and Inventions Assignment Agreement with NuScale; and (2) “good reason” is defined as a material diminution of executive’s aggregate compensation, including, without limitation, base salary, annual bonus opportunity, and equity incentive compensation opportunities (other than a base salary, annual bonus opportunity, or equity compensation opportunity reduction of not more than 20% applicable to all similarly situated employees); a material diminution of executive’s authority, duties or responsibilities; or any other action or inaction that constitutes a material breach by NuScale of the agreement under which the executive provides services (e.g., failure of successor to assume the employment agreement or breach of same).
NuScale’s obligation to make the severance payments, and the executive’s right to retain the payments, is wholly conditioned on the executive providing a general release of claims in favor of NuScale and continuing to comply with his obligations under the employment agreement, including the restrictive covenants. The employment agreements each contain (i) a perpetual confidentiality covenant; (ii) non- competition and non-solicitation of business partners covenants during employment and for one year thereafter; (iii) a non-solicitation covenant with respect to employees and other service providers during employment and for twelve months thereafter; and (iv) a non-disparagement obligation.
The employment agreement also provides that, regardless of whether the executive’s employment is terminated, if there is a change in control and (i) if the successor does not assume NuScale’s annual incentive plan, the annual bonus will be paid in the amount of the target bonus; (ii) if the successor does not assume any outstanding retention awards, then such awards will become immediately fully vested; (iii) if the successor does not assume the equity compensation plan in which the executive participates or grant comparable awards in substitution of the outstanding awards under any such plan, then any outstanding equity-based compensation awards granted to the executive under such plan, other than performance-based equity awards, will become immediately fully vested, and any performance-based equity awards will immediately vest assuming target performance.
NuScale and each of its executive officers, including its NEOs other than Mr. Hopkins, are parties to an Agreement to Terminate Employment Agreement, which took effect at the closing of the Transaction and includes an agreement by each executive to be bound by NuScale’s executive severance policy and executive change in control plan.
NuScale’s executive severance policy for its executives who do not have employment agreements provides that if employment is terminated by us without “cause,” the executive will be entitled to severance consisting of a lump sum equal to one year’s base salary plus target bonus; (ii) continued medical, dental and vision coverage for up to one year; and (iii) the vesting of all equity awards other than performance-based awards as and if provided in the award agreements and, with respect to performance-based awards, and other awards subject to further vesting, such unvested awards will be terminated. “Cause” in the policy has the same meaning as in the employment agreements described above. NuScale’s obligation to make the severance payments is wholly conditioned on the executive providing a general release of claims in favor of NuScale.
    NUSCALE POWER CORPORATION | 2024 PROXY STATEMENT – Page 25

NuScale’s change in control plan for each of its executives who do not have employment agreements provides that if the executive’s employment is terminated within two years following a change of control by us without “cause,” or by the executive for “good reason” the executive will be entitled to severance consisting of (i) a lump sum equal to one or one and a half times the executive’s base salary plus target bonus; (ii) a prorated annual bonus; (iii) continued medical, dental and vision coverage for up to one year; (iv) reimbursement of outplacement services expenses incurred in the 12 months following termination up to $25,000; and (v) the full vesting of all equity awards other than performance-based awards and, with respect to performance-based awards, vesting based on 100% of target. “Cause” and “good reason” in these agreements have the same meanings as in the employment agreements described above. A change of control includes a person or group holding more than 25% of either (1) the then-outstanding shares of common stock of NuScale or (2) the combined voting power of the then outstanding voting securities of NuScale entitled to vote generally in the election of our Board.
Our obligation to make the severance payments, and the executive’s right to retain the payments, is conditioned on the executive providing a general release of claims in favor of NuScale and continuing to comply with his or her obligations under the Company’s severance policy, including the restrictive covenants. The employment agreements each contain (i) a perpetual confidentiality covenant; (ii) non- competition and non-solicitation of business partners covenants during employment; (iii) a non- solicitation covenant with respect to employees and other service providers during employment and for twelve months thereafter; and (iv) a non-disparagement obligation.
The change in control plan also provides that, regardless of whether the executive’s employment is terminated, if there is a change in control and (i) if the successor does not assume NuScale annual incentive plan, the annual bonus will be paid in the amount of the target bonus; (ii) if the successor does not assume any outstanding retention awards, then such awards will become immediately fully vested; (iii) if the successor does not assume the equity compensation plan in which the executive participates or grant comparable awards in substitution of the outstanding awards under any such plan, then any outstanding equity-based compensation awards granted to executive under such plan, other than performance-based equity awards, will become immediately fully vested, and any performance-based equity awards will immediately vest assuming target performance.
Mr. Hopkins’ employment agreement and the change in control plan and severance policy provide that, if payments to the executive pursuant to the agreement (when considered with all other payments made to the executive as a result of a change in control that are subject to section 280G of the Code)) (the amount of all such payments, collectively, the “Parachute Payment”) results in the executive becoming liable for the payment of any excise taxes pursuant to section 4999 of the Code, together with any interest or penalties with respect to such excise tax (“280G Excise Tax”), then NuScale will automatically reduce (the “Reduction”) the executive’s Parachute Payment to the minimum extent necessary to prevent the Parachute Payment (after the Reduction) from being subject to the Excise Tax, but only if, by reason of the Reduction, the after-tax benefit of the reduced Parachute Payment exceeds the after-tax benefit if such Reduction were not made. If the after-tax benefit of the reduced Parachute Payment does not exceed the after-tax benefit if the Parachute Payment is not reduced, then the Reduction will not apply. If the Reduction is applicable, the Parachute Payment will be reduced in such a manner that provides the
    NUSCALE POWER CORPORATION | 2024 PROXY STATEMENT – Page 26

executive with the best economic benefit and, to the extent any portions of the Parachute Payment are economically equivalent with each other, each will be reduced pro rata.
Emerging Growth Company (EGC) Status
As an EGC, NuScale is exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of NuScale’s chief executive officer to the median of the annual total compensation of all of NuScale’s employees and pay versus performance. In addition, NuScale must disclose compensation for only three current NEOs rather than five.
    NUSCALE POWER CORPORATION | 2024 PROXY STATEMENT – Page 27

PROPOSAL 1: ELECTION OF DIRECTORS
Our Bylaws provide that our Board must consist of not fewer than five nor more than eleven directors. Our Board currently consists of ten members, seven of whom have served since May 2022, when we completed the Transactions, with two members being appointed in December 2022 and one member being appointed in December 2023. Mr. Sorrells' service will end at the Annual Meeting on May 24, 2024, at which time the Board size will be set to nine directors. Each director will be elected to serve until the next annual meeting or until a successor is duly elected and qualified or until his or her earlier death, resignation or removal.

The table below sets forth information with respect to our directors that our Board has nominated to serve as directors:

Name	Age

Alan L. Boeckmann	75
James R. Breuer	55
Bum-Jin Chung	59
Alvin C. Collins, III	51
Shinji Fujino	61
James T. Hackett	70
John Hopkins	70
Kent Kresa	86
Kimberly O. Warnica	50

Upon the recommendation of our Nominating and Governance Committee, our Board has nominated the above individuals as directors. If elected at the Annual Meeting, each of these nominees will serve until the next annual meeting or until his or her successor has been duly elected, unless earlier due to death, resignation or removal. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. If any nominee is not able to serve, proxies will be voted in favor of the other nominees and may be voted for a substitute nominee, unless our Board chooses to reduce the number of directors serving on our Board.

The Board recommends supporting the election of the above-named directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them "FOR" the election of the above individuals as directors.

    NUSCALE POWER CORPORATION | 2024 PROXY STATEMENT – Page 28

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors has engaged Ernst & Young LLP (E&Y) as our independent registered public accounting firm for the fiscal year ending December 31, 2024. We are asking our stockholders to ratify the selection of E&Y as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, we are submitting the selection of E&Y to our stockholders for ratification as a matter of good corporate practice and because we value our stockholders' views on our independent registered public accounting firm. If our stockholders do not ratify the selection, the Audit Committee will review its future selection of independent auditors. Even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of NuScale and our stockholders. Representatives of E&Y are expected to be present at the Annual Meeting, and they will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

The Board recommends a vote “FOR” the ratification of the appointment of E&Y as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
Independent registered public accounting firm fees
The following table presents fees for professional audit services and other services provided to NuScale by E&Y for the fiscal years ended December 31, 2023 and 2022.

Description	2023	2022
Audit Fees	$1,222,500	$1,350,000
Audit-Related Fees	$75,000	$100,000
Tax Fees	$102,550	$61,800
All other Fees	$2,000	$—
Totals:	$1,402,050	$1,511,800

Audit Fees. Audit fees relate to professional services rendered in connection with the annual audit, the review of our quarterly reports on Form 10-Q, and services performed in connection with other SEC filings, including review of registration statements, comfort letters, and consents.
Audit-Related Fees. Audit-related fees relate to professional services rendered for compliance audits and services for other compliance purposes.
Tax Fees. Tax fees include professional services rendered in connection with tax compliance and preparation of tax returns, as well as for tax consulting and planning services.
All Other Fees.    All other fees relate to professional services not included in the categories above.

Pre-Approval Policies. Except as permitted under federal law and SEC rules, all audit and non-audit services performed by E&Y, and all audit services performed by other independent registered public accounting firms, must be pre-approved by the Audit Committee. All projects reflected in the foregoing table were pre-approved by the Audit Committee. E&Y may not perform for us any prohibited services as defined by the Sarbanes-Oxley Act of 2002 including any bookkeeping or related services, information systems consulting, internal audit outsourcing, legal services and management or human resources functions. Non-audit services and fees are evaluated by the Audit Committee in assessing the auditor’s independence.
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AUDIT COMMITTEE REPORT

We hereby report that the Audit Committee has:
1.    Reviewed and discussed with management and E&Y, together and separately, NuScale’s audited consolidated financial statements contained in NuScale’s Annual Report on Form 10-K for the 2023 fiscal year.
2.    Discussed with E&Y the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
3.    Received from E&Y the written disclosures and the letter required by applicable requirements of the PCAOB regarding E&Y's communications with the Audit Committee concerning independence, and discussed with E&Y its independence and any relationships that may impact their objectivity and independence.
We also discussed and reviewed the results of the independent registered public accounting firm’s audit of NuScale’s financial statements, the quality and adequacy of NuScale’s internal control over financial reporting and issues relating to auditor independence. In addition, we discussed and reviewed the identification of the critical audit matter with management and with E&Y throughout the year.
Based on our review and discussions with NuScale’s management and independent registered public accountants, we recommended to our Board of Directors that the audited financial statements be included in NuScale’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.
Submitted by:

Kent Kresa (chair)
Shinji Fujino
James T. Hackett
Kimberly O. Warnica

    NUSCALE POWER CORPORATION | 2024 PROXY STATEMENT – Page 31

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of Class A and Class B Common Stock as of March 27, 2024, by:
•each person known by us to beneficially own more than 5% of the outstanding Class A and Class B Common Stock; and
•NuScale’s executive officers and directors.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if they possess sole or shared voting or investment power over that security, including options, warrants and other conversion, exchange or purchase rights that are currently exercisable or exercisable within 60 days of March 27, 2024.
The percentages in the table below are based on 241,233,638 total voting shares comprised of 86,760,243 shares of Class A Common Stock and 154,473,395 shares of Class B Common Stock issued and outstanding as of March 27, 2024.

\	Shares Beneficially Owned
	Class A common stock		Class B common stock(1)		% of Total Voting Power
Name of Beneficial Owners	Number	%	Number	%
Directors and officers**:
Alan L. Boeckmann	46,155	*	0	-	*
James Breuer	0	*	0	-	*
Bum-Jin Chung	22,733	*	0	-	*
Alvin C. Collins, III	0	*	0	-	*
Shinji Fujino	17,484	*	0	-	*
James T. Hackett	29,155	*	0	-	*
John L. Hopkins(1)	1,632,544	1.9%	0	-	*
Kent Kresa	29,155	*	19,783	*	*
Christopher Sorrells(2)	29,155	*	0	-	*
Kimberly O. Warnica	29,155	*	0	-	*
Jackie Engel(1)	22,346	*	0	-	*
Carl Fisher	0	*	0	-	*
Ramsey Hamady	0	*	0	-	*
Thomas Mundy	662,080	*	0	-	*
José N. Reyes(1)	1,570,527	1.8%	0	-	*
Clayton Scott(1)	50,739	*	0	-	*
Robert Temple(1)	557,725	*	0	-	*
All directors and officers as a group (17 persons)	4,698,953	3.7%	19,783	*	*
Table Continued on next page.
    NUSCALE POWER CORPORATION | 2024 PROXY STATEMENT – Page 32

	Shares Beneficially Owned
	Class A common stock		Class B common stock (3)		% of Total Voting Power
Name of Beneficial Owners	Number	%	Number	%
Five Percent Holders:
Fluor Enterprises, Inc.(4)	-	-	125,936,472	81.5%	52.2%
Japan NuScale Innovation, LLC(5)	-	-	19,285,070	12.5%	8.0%
Samsung C&T Corporation(6)	5,200,002	6.0%	2,578,702	1.7%	3.2%
The Vanguard Group(7)	5,663,272	6.5%	-	-	2.3%
_________________________
*    Denotes less than 1%.
**    Unless otherwise noted, the business address for each of the directors and officers of NuScale Power Corporation is 1100 NE Circle Blvd., Suite 200, Corvallis, OR 97330.
(1)    Includes shares which the stockholder has the right to acquire upon the exercise of Pre-Existing NuScale Options exercisable or Restricted Stock Units that will vest as of or within 60 days after March 27, 2024.
(2)    Mr. Sorrells' current term will expire in conjunction with the Annual Meeting.
(3)    Each share of Class B Common Stock represents the right to cast one vote and has no economic rights. Each holder of a share of Class B Common Stock holds one NuScale LLC Class B Unit which is exchangeable for one share of Class A Common Stock; upon such exchange, one share of Class B Common Stock is extinguished.
(4)    Includes 125,936,472 shares held in the name of Fluor Enterprises, Inc. and 463,747 shares held in the name of NuScale Holdings Corp, of which Fluor Enterprises, Inc. is the majority owner. The business address of Fluor Enterprises, Inc. is 6700 Las Colinas Blvd., Irving, Texas 75039. The business address for NuScale Holdings Corp. is 1100 NE Circle Blvd., Suite 200, Corvallis, OR 97330.
(5)    The business address of Japan NuScale Innovation, LLC is 3151 Briarpark Drive, Suite 400, Houston, Texas 77042.
(6)    The business address of Samsung C&T Corporation is Tower B, 26, Sangil-Ro 6-Bil, Gangdong-Gu, Seoul 05288, Korea South.
(7)    The business address of Vanguard Group (23-1945930) is 100 Vanguard Blvd., Malvern, PA 19355.

    NUSCALE POWER CORPORATION | 2024 PROXY STATEMENT – Page 33

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of Class A Common Stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. In addition to requiring prompt disclosure of open-market purchases or sales of Company shares, Section 16(a) applies to technical situations. NuScale maintains and regularly reviews procedures to assist NuScale in identifying reportable transactions and assists our directors and executive officers in preparing reports regarding their ownership and changes in ownership of our securities and filing those reports with the SEC on their behalf. Based solely upon a review of filings with the SEC, a review of Company records and written representations by our directors and executive officers, NuScale believes that all Section 16(a) filing requirements were complied with for 2023, with the following exceptions: Bum-Jin Chung, Shinji Fujino, and Thomas Mundy each filed one late Form 4.

ADDITIONAL INFORMATION

If you have questions about the Annual Meeting, or if you need to obtain copies of the enclosed Proxy Statement, proxy card or other documents incorporated by reference in the Proxy Statement, you may contact NuScale’s proxy solicitor listed below. You will not be charged for any of the documents you request.
Broadridge Financial Solutions, Inc.
One Park Avenue, 12th Floor
New York, NY 10016
Stockholders may call toll free: (800) 322-2885
Banks and Brokers may call collect: (212) 929-5500
To receive timely delivery of the documents in advance of the Annual Meeting to be held on May 24, 2024, you must request the information no later than five business days prior to the date of the Annual Meeting, by May 17, 2024.
You should rely only on information contained in or incorporated by reference into this document. No one has been authorized to provide you with information that is different from the information contained in or incorporated by reference into this document. This document is dated April 12, 2024. You should not assume that the information contained in, or incorporated by reference into, this document is accurate as of any date other than that date.
    NUSCALE POWER CORPORATION | 2024 PROXY STATEMENT – Page 34

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?
The Board is making these proxy materials available to you on the Internet or, upon your request, by delivering printed versions of these materials to you by mail, in connection with the solicitation of proxies for use at our 2024 Annual Meeting of Stockholders (the "Annual Meeting"), or at any adjournment or postponement of the Annual Meeting. The Annual Meeting will occur on May 24, 2024, at 2:00 p.m. Pacific Time at www.virtualshareholdermeeting.com/SMR2024.
What is “householding” and how does it affect me?
NuScale has adopted the “householding” procedure approved by the SEC, which allows us to deliver one set of documents to a household of stockholders instead of delivering a set to each stockholder in a household, unless we have been instructed otherwise. This procedure is more environmentally friendly and cost-effective because it reduces the number of copies to be printed and mailed. Stockholders who receive proxy materials in paper form will continue to receive separate proxy cards to vote their shares. If you would like to change your householding election, request that a single copy of the proxy materials be sent to your address, or request a separate copy of the proxy materials, please contact Broadridge Financial Solutions, Inc., by calling (800) 322-2885 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. We will promptly deliver the proxy materials to you upon receipt of your request. If you hold your shares in street name, please contact your bank, broker, or other record holder to request information about householding.
What is included in these materials?
These materials include this Proxy Statement for the Annual Meeting and our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2023. We are first making these materials available to you on the Internet on or about April 12, 2024.
What is the purpose of the Annual Meeting?
For stockholders to vote on the following proposals:
1.To elect Alan L. Boeckmann, James R. Breuer, Bum-Jin Chung, Alvin C. Collins, III, Shinji Fujino, James T. Hackett, John L. Hopkins, Kent Kresa, and Kimberly O. Warnica to our Board until the next annual meeting or until a successor is duly elected and qualified or until his or her earlier death, resignation or removal;
2.     To ratify the appointment of Ernst & Young LLP (“E&Y”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
3.     To transact any other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.
    NUSCALE POWER CORPORATION | 2024 PROXY STATEMENT – Page 35

How does the Board of Directors recommend I vote on these proposals?
The Board recommends that you vote:
•"FOR" the election of Alan L. Boeckmann, James R. Breuer, Bum-Jin Chung, Alvin C. Collins, III, Shinji Fujino, James T. Hackett, John L. Hopkins, Kent Kresa, and Kimberly O. Warnica to our Board; and
•"FOR" the ratification of the appointment of E&Y as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
Who is entitled to vote at the Annual Meeting?
Holders of our common stock as of the close of business on March 27, 2024, the record date, may vote at the Annual Meeting. As of the record date, there were 86,760,243 shares of Class A Common Stock and 154,473,395 shares of Class B Common Stock outstanding. Each share of Class A Common Stock and each share of Class B Common Stock is entitled to one vote. Holders of Class A Common Stock and Class B Common Stock will vote as a single class on all matters described in this proxy statement.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability of Proxy Materials was sent directly to you by us. As a stockholder of record, you may vote your shares at the Annual Meeting or by proxy as described below.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in street name. The Notice and, upon your request, the proxy materials were forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares by following their instructions for voting.
How can I vote my shares?
If you are a stockholder of record, you may vote:
•Via the Internet. You may vote by proxy via the Internet by following the instructions found on the proxy card.
•By Telephone. You may vote by proxy by calling the toll-free number found on the proxy card.
•By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided.
•Internet and telephone voting will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on Thursday, May 23, 2024.
If you are a beneficial owner of shares held in street name, you should have received from your bank, broker or other nominee instructions on how to vote or instruct the broker to vote your shares, which are
    NUSCALE POWER CORPORATION | 2024 PROXY STATEMENT – Page 36

generally contained in a "voting instruction form" sent by the broker, bank or other nominee. Please follow their instructions carefully. Beneficial owners generally may vote:
•Via the Internet. You may vote by proxy via the Internet by following the instructions on the voting instruction form provided to you by your broker, bank or other nominee.
•By Telephone. You may vote by proxy by calling the toll-free number found on the voting instruction form provided to you by your broker, bank or other nominee.
•By Mail. You may vote by proxy by filling out the voting instruction form and returning it in the envelope provided to you by your broker, bank or other nominee.
If you received more than one Notice of Internet Availability of Proxy Materials or proxy card, then you hold shares of NuScale common stock in more than one account. You should vote via the Internet, by telephone, by mail or at the Annual Meeting for all shares held in each of your accounts.
If I submit a proxy, how will it be voted?
When proxies are properly signed, dated and returned, the shares represented by the proxies will be voted in accordance with the instructions of the stockholder. If no specific instructions are given, you give authority to your proxy holder to vote the shares in accordance with the recommendations of our Board as described above. If any director nominee is not able to serve, proxies will be voted in favor of the other nominee and may be voted for a substitute nominee, unless our Board chooses to reduce the number of directors serving on our Board. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, then the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy.
Can I change my vote or revoke my proxy?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy before it is exercised by:
•Written notice to our Corporate Secretary; or
•Timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet.
If you are a beneficial owner of shares held in street name, you should follow the instructions of your bank, broker or other nominee to change or revoke your voting instructions. You may also vote at the Annual Meeting if you obtain a legal proxy as described above.
Can I attend the Annual Meeting in-person?
No, the Annual Meeting will be held virtually on the Internet. There will not be an in-person meeting.
What constitutes a quorum at the Annual Meeting?
The presence, at the virtual meeting or by proxy, of the holders of a majority in voting power of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting must be present
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or represented to conduct business at the Annual Meeting. You will be considered part of the quorum if you return a signed and dated proxy card, or if you vote by telephone or Internet.
Abstentions and withhold votes are counted as "shares present" at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by banks, brokers or other holders of record holding shares for you as a beneficial owner that do not indicate a vote for some of or all the proposals because that holder does not have voting authority and has not received voting instructions from you (so-called "broker non-votes") are also considered "shares present" for purposes of determining whether a quorum exists. If you are a beneficial owner, these holders are permitted to vote your shares on the ratification of the appointment of our independent registered public accounting firm, even if they do not receive voting instructions from you.
What is the impact of abstentions, withhold votes and broker non-votes?
Abstentions, withhold votes and broker non-votes are considered "shares present" for the purpose of determining whether a quorum exists, but will not affect the outcome of the vote on the election of directors or on the ratification of the appointment of our independent registered public accounting firm. Under NYSE Rule 452, without voting instructions from beneficial owners, brokers will have discretion to vote on the ratification of the appointment of the independent registered public accounting firm but not on the election of directors. Therefore, for your voice to be heard, it is important that you vote.
What is the voting requirement to approve each of the proposals?
Provided that there is a quorum, the voting requirements are as follows:

Proposals	Vote Required	Broker Discretionary Voting Allowed?
Election of Directors	Plurality of votes cast	No
Ratification of Appointment of Independent Registered Public Accounting Firm	Majority of votes cast	Yes
Who pays for the cost of this proxy solicitation?
We will pay all the costs of preparing, mailing and soliciting the proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We also will disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.
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Why did I receive a Notice of Internet Availability of Proxy Materials rather than a full set of proxy materials?
In accordance with the SEC rules, we have elected to furnish our proxy materials, including this Proxy Statement and the Annual Report, primarily via the Internet rather than by mailing the materials to stockholders. The Notice of Internet Availability of Proxy Materials provides instructions on how to access our proxy materials on the Internet, how to vote, and how to request printed copies of the proxy materials. Stockholders may request to receive future proxy materials in printed form by following the instructions contained in the Notice of Internet Availability of Proxy Materials. We encourage stockholders to take advantage of the proxy materials on the Internet to reduce the costs and environmental impact of our Annual Meeting.
How can I obtain NuScale's Form 10-K and other financial information?
Stockholders can access our 2023 Annual Report, which includes our Form 10-K, and other financial information, on our website at www.nuscalepower.com under the caption "Investors." Alternatively, stockholders can request a paper copy of the Annual Report by writing to: NuScale Power Corporation, 1100 NE Circle Blvd., Suite 200, Corvallis, OR 97330, Attention: Corporate Secretary.
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2025 ANNUAL MEETING OF STOCKHOLDERS

Stockholder proposals for consideration at an annual meeting of stockholders must be in writing and must be delivered to: NuScale Power Corporation, 1100 NE Circle Blvd., Suite 200, Corvallis, OR 97330, Attention: Corporate Secretary. We recommend that stockholders submitting proposals or nominations use certified mail, return receipt requested, in order to provide proof of timely receipt.
Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Statement
For a stockholder proposal to be considered for inclusion in our proxy statement and form of proxy related to our 2025 annual meeting of stockholders, the proposal must comply with Rule 14a-8 under the Securities Exchange Act of 1934 and must be received by the Company no later than December 13, 2024 (120 days before the anniversary of the date this proxy statement was released to stockholders).
Requirements for Other Stockholder Proposals and Director Nominations
Under the Company’s Bylaws, stockholders may nominate a director or bring other business before an annual meeting if written notice containing the information required by the Company’s Bylaws is delivered to the Company no earlier than January 24, 2025, and no later than February 23, 2025 (between 120 days and 90 days before the first anniversary of the preceding year’s annual meeting); provided that if the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made by the Company.
    NUSCALE POWER CORPORATION | 2024 PROXY STATEMENT – Page 40